U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2006

American Capital Strategies, Ltd.

(Exact name of registrant as specified in its charter)

DELAWARE	814-00149	52-1451377
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Bethesda Metro Center, 14th Floor Bethesda, MD 20814

(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (301) 951-6122

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry Into a Material Definitive Agreement.

On January 5, 2006, American Capital Strategies, Ltd. ("American Capital" or the "Company") and Wachovia Capital Markets, LLC, as underwriter and the forward seller, entered into an Underwriting Agreement, relating to the offering and sale of 4,000,000 shares of common stock of the Company, $0.01 par value per share ("Common Stock"), at $35.20 per share (the "Offering Price"). Pursuant to the Underwriting Agreement, the Company also granted the underwriter an option to purchase up to an additional 600,000 shares of Common Stock at the Offering Price, less the underwriting discount, to cover over-allotments. The option was exercised in full at the time of closing at $34.84 per share. Of the aggregate 4,600,000 shares, 600,000 shares were offered directly by the Company and 4,000,000 shares were borrowed and sold in the offering by the forward seller. The offering closed on January 11, 2005.

In connection with the offering, American Capital entered into a Forward Sale Agreement, dated as of January 5, 2006 (the "Forward Agreement"), with Wachovia Bank, National Association (the "Counter-Party") and its affiliate, Wachovia Capital Markets, LLC, solely as agent for Wachovia Bank, National Association. Under the terms of the Forward Agreement, the Counter-Party agreed to buy from the Company a total of 4,000,000 shares of Common Stock, for delivery generally at such times as the Company elects, over the next twelve months. American Capital will physically settle all transactions under the Forward Agreement by delivering shares of Common Stock and the Counter-Party will deliver the Offering Price less the underwriting discount and certain adjustments upon each settlement.

Affiliates of Wachovia Capital Markets, LLC, have also performed other underwriting, investment banking and advisory services for American Capital from time to time for which they have received customary fees and expenses. In addition, Wachovia Capital Markets, LLC, or its affiliates, may, from time to time, engage in transactions or perform services for the Company in the ordinary course of their business. On January 5, 2006 and January 6, 2006, American Capital issued press releases announcing the terms of the public offering. A copy of the press releases, the Underwriting Agreement and the Forward Agreement are attached hereto as exhibits.

Item 9.01.    Financial Statements and Exhibits.

Exhibit Number	Exhibit

1.0	Underwriting Agreement, dated January 5, 2006, between American Capital Strategies, Ltd. and Wachovia Capital Markets, LLC.
1.1

Forward Sale Agreement, dated January 5, 2006 by and among American Capital Strategies, Ltd. and Wachovia Bank, National Association and its affiliate, Wachovia Capital Markets, LLC, solely as agent for Wachovia Bank, National Association.

99.1	Press Release announcing the offering, issued January 5, 2006.
99.2	Press Release announcing the pricing of the offering, issued January 6, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CAPITAL STRATEGIES, LTD.

Dated: January 11, 2006	By:	/s/ SAMUEL A. FLAX
Samuel A. Flax Executive Vice President, General Counsel and Secretary